UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2012

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, United Community Banks, Inc.’s (the “Registrant”) board of directors appointed Steven J. Goldstein, former executive vice president and chief financial officer of the Federal Home Loan Bank of Atlanta, and Thomas A. Richlovsky, former executive vice president at PNC Financial Services Group Inc., to serve as directors of the Registrant and also as directors of the Registrant’s wholly-owned subsidiary, United Community Bank, effective as of March 21, 2012.  Messrs. Goldstein and Ricklovsky have both also been appointed to the Audit, Compensation and Nominating/Corporate Governance Committees of the Registrant.

Also on March 20, 2012, the Registrant accepted the retirement of Director Hoyt O. Holloway and Director Emeritus Senator Zell B. Miller effective at the end of their current terms on May 16, 2012. Mr. Holloway and Senator Miller’s decisions to retire were not a result of any disagreement between Mr. Holloway or Senator Miller and the Registrant on any matter relating to the Registrant’s operations, policies or practices.

The text of the Registrant’s press release related to this announcement is set forth as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: March 21, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 21, 2012